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                                                                  Exhibit (i)(9)

April 25, 2006


ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re: ING Investors Trust
    Securities Act Registration No. 33-23512
    Investment Company Act File No. 811-05629

Ladies and Gentlemen:

We have acted as counsel to ING Investors Trust (the "Trust"), a Delaware statutory trust, and its series, the ING Disciplined Small Cap Value, ING EquitiesPlus, ING Franklin Income and ING FMR Small Cap Equity Portfolios (the "Funds") and the ING LifeStyle Moderate, ING LifeStyle Moderate Growth, ING LifeStyle Growth Portfolio and ING LifeStyle Aggressive Growth Portfolios (the "LifeStyle Portfolios"), in connection with the above-referenced registration statement (the "Registration Statement") and have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the registration of Class I, Class S, Service 2 Class and Class ADV shares on behalf of the Funds and the addition and registration of Class I and Class ADV shares to the LifeStyle Portfolios.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the Class I, Class S, Service 2 Class and Class ADV shares of beneficial interest of the Funds and Class I and Class ADV shares of beneficial interest of the LifeStyle Portfolios, registered under the Securities Act of 1933, as amended ("1933 Act") in the Registration Statement, when issued in accordance with the terms described in the Registration Statement as filed on or about April 28, 2006, will be duly and validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to all references to our firm in Post-Effective Amendment No. 73 to the Registration Statement of the Trust. In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP